Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Mobivity Holdings Corp., a Nevada corporation (the “Company”), for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bryce D. Daniels, Principal Executive Officer of the Company, and Skye Fossey-Tomaske, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 19, 2024

/s/ Bryce D. Daniels
Bryce D. Daniels
Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Skye Fossey-Tomaske
Skye Fossey-Tomaske
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)